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                                                                    EXHIBIT 99.3


[CORRECTIONS CORPORATION OF AMERICA LOGO]

Karin Demler (615) 263-3005


                  CORRECTIONS CORPORATION OF AMERICA ANNOUNCES
               PROPOSED OFFERING OF COMMON STOCK AND SENIOR NOTES


NASHVILLE, Tenn. - April 2, 3003 - Corrections Corporation of America (NYSE:
CXW) today announced that it intends to make a public offering of its common stock and $200 million of its new Senior Notes due 2011. Of the 7,600,000 shares anticipated to be offered, 6,400,000 shares will be offered by the Company and 1,200,000 shares will be offered by a selling stockholder. It is expected that the selling stockholder will also grant to the underwriters an over-allotment option to purchase up to an additional 1,140,000 shares of common stock. The common stock and Senior Notes will be sold under a shelf registration statement filed by the Company with the Securities and Exchange Commission. The exact timing and terms of the offerings are subject to market conditions and other factors.

Corrections Corporation of America intends to use its net proceeds from the sale of common stock and the Senior Notes for the following purposes:

         (i) To finance the purchase price of up to 90% of the Company's Series B Preferred Stock pursuant to a tender offer made by the Company commencing today at a price per share of $26.00, net to the seller;

         (ii) To finance the redemption price of 4,000,000 shares of the Company's Series A Preferred Stock which are expected to be called for redemption following consummation of the offerings;

         (iii) To finance the repurchase of 3,362,899 shares of common stock to be issued upon conversion of the Company's outstanding $40 million convertible notes and to pay accrued interest on those notes to the date of purchase; and

         (iv) To repay a portion of the borrowings outstanding under the term loan portion of the Company's Senior Credit Facility. Consummation of the proposed offerings and application of the proceeds as described are subject to consent of the required lenders under this facility.

A Registration Statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state. When available, copies of the applicable preliminary prospectus and prospectus supplements relating to the offerings may be obtained by contacting Lehman Brothers Inc., c/o ADP



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Financial Services, Integrated Distribution Services, 1155 Long Island,
Edgewood, New York 11717, or by calling 631-254-7106.

In addition, this communication is neither an offer to purchase nor a solicitation of an offer to sell shares of Series B Preferred Stock. Stockholders and investors should read carefully the offer to purchase and related materials when they are available because they contain important information.

FORWARD LOOKING STATEMENTS

The foregoing statements regarding Corrections Corporation of America's intentions with respect to the contemplated common stock offering and note offering and other transactions described above are forward looking statements under the Private Securities Litigation Reform Act of 1995, and actual results could vary materially from the statements made. Corrections Corporation of America's ability to complete the offerings and other transactions described above successfully is subject to various risks, many of which are outside of its control, including prevailing conditions in the public capital markets and other risks and uncertainties as detailed from time to time in the reports filed by the Company with the Securities and Exchange Commission.